SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Court Street Trust II
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity®Connecticut Municipal Money Market Fund

Fidelity Florida Municipal Money Market Fund

Fidelity New Jersey Municipal Money Market Fund

Spartan®New Jersey Municipal Money Market Fund

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.

I am calling at the request of Fidelity Investments. I'm a proxy representative with DF King & Co . We're calling the shareholders of

Fidelity® Connecticut Municipal Money Market Fund

Fidelity Florida Municipal Money Market Fund

Fidelity New Jersey Municipal Money Market Fund

Spartan® New Jersey Municipal Money Market Fund

to help get their proxy votes since the shareholder meeting is coming up shortly on September 18, 2002 (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE outer envelope P.O. Box 9131 Hingham, MA 02043-0131 return address. Blue return envelope). They were mailed in July.

If NO: We apologize for any inconvenience in calling you, but as a shareholder we want to ensure that you have the opportunity to vote on these proposed changes.

I will have a new package mailed to you.

Could I confirm you mailing address?

Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for September 18th. If you would like to vote by touch tone phone, toll-free, or the internet, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: We apologize for any inconvenience in calling you, but as a shareholder, your vote is very important. I can take your vote now if you'd like.

If Yes: Have you reviewed the material and if so would you like to vote as your Board recommends or would you like me to review the list of proposals with you now?

If the shareholder asks how the Board of Trustees voted,

inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on September 18, 2002. If you would like to vote by touch tone phone, toll-free, or internet follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if he/she would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling

Fidelity® Connecticut Municipal Money Market Fund

Fidelity Florida Municipal Money Market Fund

Fidelity New Jersey Municipal Money Market Fund

Spartan® New Jersey Municipal Money Market Fund

shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and he/she has further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and he/she can vote by mail, internet, fax or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

The proposals have been reviewed by the Board, and after careful consideration, the Board recommends that you vote FOR each proposal. Would you like to vote as they recommend? (If the shareholder does not wish to vote as the board recommends then ask them if they would like to vote on each individual proposal and review each proposal with them)

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain", or in the case of the Board of Trustees, whether you would like to vote "For all Nominees" or "Withhold Your Vote".

Fidelity®Connecticut Municipal Money Market Fund

Fidelity Florida Municipal Money Market Fund

Fidelity New Jersey Municipal Money Market Fund

Spartan®New Jersey Municipal Money Market Fund

The proposals are:

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to increase the maximum number of Trustees.

3. To authorize the Trustees to clarify the scope of the Trustees' authority regarding reorganization or termination.

4. To authorize the Trustees to enter into management contracts on behalf of a new fund.

5. To elect a Board of Trustees. (Do you vote "For all Nominees" or "Withhold your vote" for the nominees? (NOTE that shareholders can withhold authority to vote for any individual nominee(s); if they elect to do so, record the name(s) of the individual(s).)

6. To approve an amended management contract for Fidelity Florida Municipal Money Market Fund.

7. To approve an amended management contract for Spartan New Jersey Municipal Money Market Fund.

8. To approve an amended management contract for Fidelity Connecticut Municipal Money Market Fund and Fidelity New Jersey Municipal Money Market Fund.

9. To modify the fundamental 80% investment policy of Fidelity Connecticut Municipal Money Market Fund.

10. To modify a fundamental 80% investment policy of Fidelity Florida Municipal Money Market Fund.

11. To eliminate a fundamental investment policy of Fidelity Florida Municipal Money Market Fund.

12. To modify the fundamental investment objective of Fidelity New Jersey Municipal Money Market Fund.

13. To modify the fundamental 80% investment policy of Fidelity New Jersey Municipal Money Market Fund.

14. To modify the fundamental investment objective of Spartan New Jersey Municipal Money Market Fund.

15. To modify the fundamental 80% investment policy of Spartan New Jersey Municipal Money Market Fund.

16. To amend Fidelity Connecticut Municipal Money Market Fund's fundamental investment limitation concerning borrowing.

17. To amend each fund's fundamental investment limitation concerning underwriting.

18. To amend each fund's fundamental investment limitation concerning lending.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for September 18, 2002. If you would like to vote by touch tone phone, toll-free, or internet follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity®Connecticut Municipal Money Market Fund

Fidelity Florida Municipal Money Market Fund

Fidelity New Jersey Municipal Money Market Fund

Spartan®New Jersey Municipal Money Market Fund

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments regarding the

Fidelity®Connecticut Municipal Money Market Fund

Fidelity Florida Municipal Money Market Fund

Fidelity New Jersey Municipal Money Market Fund

Spartan®New Jersey Municipal Money Market Fund

. The shareholder meeting has been scheduled for September 18th, 2002. Your proxy vote is urgently needed.

To vote, please follow the directions in the proxy material Fidelity mailed you recently. Or, call the fund's proxy tabulator directly, at 1- 800-848-3155.

If you have any questions please call Fidelity at 1-800 544-3198.

Thank you very much.

You may be asked to vote on the following proposals:

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to increase the maximum number of Trustees.

3. To authorize the Trustees to clarify the scope of the Trustees' authority regarding reorganization or termination.

4. To authorize the Trustees to enter into management contracts on behalf of a new fund.

5. To elect a Board of Trustees.

6. To approve an amended management contract for Fidelity Florida Municipal Money Market Fund.

7. To approve an amended management contract for Spartan New Jersey Municipal Money Market Fund.

8. To approve an amended management contract for Fidelity Connecticut Municipal Money Market Fund and Fidelity New Jersey Municipal Money Market Fund.

9. To modify the fundamental 80% investment policy of Fidelity Connecticut Municipal Money Market Fund.

10. To modify a fundamental 80% investment policy of Fidelity Florida Municipal Money Market Fund.

11. To eliminate a fundamental investment policy of Fidelity Florida Municipal Money Market Fund.

12. To modify the fundamental investment objective of Fidelity New Jersey Municipal Money Market Fund.

13. To modify the fundamental 80% investment policy of Fidelity New Jersey Municipal Money Market Fund.

14. To modify the fundamental investment objective of Spartan New Jersey Municipal Money Market Fund.

15. To modify the fundamental 80% investment policy of Spartan New Jersey Municipal Money Market Fund.

16. To amend Fidelity Connecticut Municipal Money Market Fund's fundamental investment limitation concerning borrowing.

17. To amend each fund's fundamental investment limitation concerning underwriting.

18. To amend each fund's fundamental investment limitation concerning lending.

What is Article VII, Section 7.04 of the Trust Instrument? (Proposal 1)

Section 7.04 of Article VII allows shareholders to bring a derivative action on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

The Trustees seek to ensure that they retain the ability to manage the affairs of the funds, including control of derivative actions that are brought on behalf of the funds. This provision in the amendment will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees. Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligation to act with due care and in shareholders' interests.

Why are the funds proposing to authorize the Trustees to increase the maximum number of Trustees? (Proposal 2)

The Trustees would like to increase the maximum number of Trustees from twelve to fourteen. This increase is intended to enhance the flexibility of the Board to organize itself and its committees in overseeing management of the Fidelity Funds and to expand the Board's expertise.

Why are the funds authorizing the Trustees to clarify the scope of the Trustees' authority regarding reorganization or termination? (Proposal 3)

Under the current Trust Instrument, the Trustees cannot effectuate a potentially beneficial reorganization without first conducting a shareholder meeting and incurring the attendant costs and delays. In contrast, the new Trust Instrument gives the Trustees the flexibility to reorganize all or a portion of the trust or any of its series or classes and achieve potential shareholder benefits without incurring the delay and potentials costs of a proxy solicitation. Such flexibility should help to assure that the trust and its funds operate under the most appropriate form of organization.

Why are the funds authorizing the Trustees to enter into management contracts on behalf of a new fund? (Proposal 4)

The new Trust Instrument modifies Article VI, Section 6.01 of the current Trust Instrument to allow the Trustees, on behalf of a new fund, to enter into a management contract with Fidelity Management & Research Company (FMR). The current trust requires the vote of a majority of the outstanding voting securities of a fund to initially approve such a contract. The SEC permits the sole initial shareholder, usually FMR or an affiliate, to approve the initial management contract rather that the fund's public shareholders. The new trust instrument would clarify that approval by the sole initial shareholder is sufficient if permitted by the SEC.

What role does the Board play? (Proposal 5)

The Trustees oversee the investment policies of each fund. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds. If Proposal 2 is approved, the thirteen nominees receiving the highest number of votes shall be elected to the Board. If Proposal 2 is not approved, those twelve nominees (not including Mr. Stavropoulos) receiving the highest number of votes, shall be elected.

Why is Fidelity Florida Municipal Money Market Fund proposing an amended management contract? (Proposal 6)

The amended contract modifies the list of enumerated expenses borne directly by the fund under its existing management contract to include annual premiums payable on or after January 1, 2004, if any, for insurance coverage provided by a mutual insurance company. In addition, the amended contract allows FMR and the trust, on behalf of the fund, to modify the management contract subject to the requirements of the 1940 act. Please refer to the proxy statement for specific details of the fund's amended management contract proposal.

Why is Spartan New Jersey Municipal Money Market Fund proposing an amended management contract? (Proposal 7)

The amended management contract would reduce the fund's management fee from 0.50% to 0.43% of the funds' average daily net assets, resulting in a net decrease of 0.07%. The amended contract also modifies the list of enumerated expenses borne directly by the fund under its existing management contract to include annual premiums payable on or after January 1, 2004, if any, for insurance coverage provided by a mutual insurance company. In addition, the amended contract allows FMR and the trust, on behalf of the fund, to modify the management contract subject to the requirements of the 1940 act. Please refer to the proxy statement for specific details of the fund's amended management contract proposal.

Why are Fidelity Connecticut Municipal Money Market Fund and Fidelity New Jersey Municipal Money Market Fund proposing amended management contracts? (Proposal 8)

The amended management contracts would modify the management fee that FMR receives from each fund to provide for lower fees when FMR's assets under management exceed certain levels. The amended contracts will result in a management fee that is the same as, or lower than, the fee payable under the present contracts. In addition, the amended contracts allow FMR and the trust, on behalf of each fund, to modify the management contracts subject to the requirements of the 1940 Act. Please refer to the proxy statement for specific details of each fund's amended management contract proposals.

Why are the funds proposing to modify fundamental 80% investment policies? (Proposals 9, 10, 13, 15)

If the proposal is approved, each funds' 80% investment policy regarding federal tax exemption would move from an 80% "income test" to an 80% "asset test," which is standard for other Fidelity municipal money market funds. Adopting an asset-based 80% investment policy regarding federal tax exemption would facilitate the compliance monitoring efforts of FMR. Modifying each fundamental investment policy as proposed is not expected to have a material effect on the way each fund is managed.

Why is Fidelity Florida Municipal Money Market Fund proposing to eliminate a fundamental investment policy? (Proposal 11)

The primary purpose of the proposed amendment is to allow the fund to more clearly differentiate between its investment objective, on the one hand, and the investment policies and strategies used to achieve its investment objective, on the other hand, in a manner consistent with other Fidelity funds with similar investment disciplines. This change is not expected to have any material effect on the way the fund is managed.

Why are Fidelity New Jersey Municipal Money Market Fund and Spartan New Jersey Municipal Money Market Fund modifying their fundamental investment objectives? (Proposals 12, 14)

The proposed change would align the funds' objectives with the funds' fundamental policy of investing at least 80% of assets in municipal securities whose interest is exempt from New Jersey personal income taxes. The proposed change would also make the funds consistent with other Fidelity state municipal funds and facilitate compliance monitoring. Modifying each fundamental investment objective as proposed is not expected to have any material effect on the way each fund is currently managed.

Why is Fidelity Connecticut Municipal Money Market Fund amending its fundamental investment limitation concerning borrowing? (Proposal 16)

Adoption of the proposed fundamental limitation concerning borrowing is not expected to affect the way in which the fund is managed, the investment performance of the fund, or the securities or instruments in which the fund invests. However, the proposed fundamental limitation would clarify one point. Under the proposed limitation, the fund must reduce borrowings that come to exceed 33 1/3% of its total assets for any reason. While under the current limitations, the fund must reduce borrowings that come to exceed 33 1/3% of total assets only when there is a decline in net assets.

Why is each fund amending its fundamental investment limitation concerning underwriting? (Proposal 17)

The primary purpose of the proposal is to clarify that the funds are not prohibited from investing in other investment companies. The proposal also serves to conform the funds' fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the securities or instruments in which the funds invest.

Why is each fund amending its fundamental investment limitation concerning lending? (Proposal 18)

The primary purpose of this proposal is to revise each fund's fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the instruments in which the funds invest. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you owned of a fund on the record date. The record date was July 22, 2002.

How do I vote my shares?

You can vote your shares by completing and signing the proxy card(s) and mailing it in the postage paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."